UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 31, 2017

CARPENTER TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5828	23-0458500
(State of or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)

1735 Market Street, 15th Floor
Philadelphia, Pennsylvania	19103
(Address of principal executive offices)	(Zip Code)

(610) 208-2000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement

On March 31, 2017, Carpenter Technology Corporation (the “Company”) entered into a new unsecured revolving credit facility (the “Credit Facility”) pursuant to a Credit Agreement with Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer, and the other lenders party thereto (collectively, the “Lenders”), JPMorgan Chase Bank, N.A., as syndication agent, PNC Bank, National Association, U.S. Bank, National Association and Wells Fargo Bank, National Association, each, as a documentation agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and JPMorgan Chase Bank, N.A., as joint lead arrangers and joint bookrunners (the “Credit Agreement”).

The Credit Agreement replaces the Company’s Credit Agreement dated as of June 28, 2013 (the “Prior Credit Agreement”), by and among the Company, the financial institutions party thereto, as lenders, Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer, and the other agents and arrangers party thereto, which had been set to expire on June 28, 2018.  The Prior Credit Agreement was described in Item 1.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 1, 2013, and which description is incorporated herein by reference.  The Prior Credit Agreement was terminated effective March 31, 2017.

The Credit Agreement extends to March 31, 2022; permits the Company to borrow funds to repay or refinance certain indebtedness of the Company and for working capital and other general corporate purposes; contains a revolving credit commitment amount of $400,000,000, subject to the Company’s right, from time to time, to request an increase of the commitment to $600,000,000 in the aggregate; and provides for the issuance of letters of credit within such amount.  The Company has the right to voluntarily prepay and reborrow loans, to terminate or reduce the commitments under the Credit Facility, and, subject to certain lender approvals, to join subsidiaries as subsidiary borrowers.

Interest on the borrowings under the Credit Facility will accrue at variable rates, based upon a defined “Base Rate” and “Eurocurrency Rate,”  and are determined based upon the rating of the Company’s senior unsecured long-term debt (the “Debt Rating”).  The applicable margin to be added to Eurocurrency Rate ranges from 1.00% to 1.75%, and for Base Rate-determined loans, from 0.00% to 0.75%.  The Company will also pay quarterly a commitment fee ranging from 0.125% to 0.40%, determined based upon the Company’s Debt Rating, of the unused portion of the commitment under the Credit Agreement.  In addition, the Company must pay certain letter of credit fees, ranging from 1.00% to 1.75%, with respect to letters of credit issued under the Credit Agreement.

The Company is subject to certain financial and restrictive covenants under the Credit Agreement, which, among other things,

•                  require the maintenance of a minimum interest coverage ratio of 3.50 to 1.00;

•                  require the Company maintain a debt to capital ratio of no more than 55%;

•                  prohibit certain additional indebtedness or contingent obligations and certain new liens on assets,

•                  prohibit certain acquisitions of or investments in businesses;

•                  restrict the Company’s ability to merge or consolidate with, or otherwise sell substantially all of its assets to, another party;

•                  restrict the Company’s ability to dispose of or sell certain assets in other situations; and

•                  restrict the Company’s ability to declare or make dividends or stock distributions in circumstances that would cause a material adverse effect.

The restrictions of these covenants (other than the financial ratio covenants) are subject to certain exceptions or threshold triggering amounts or events specified in the Credit Agreement, and in some cases the restrictions may be waived by the Lenders.  If the Company were to fail to comply with these covenants, the Company would be in default under the Credit Agreement.

The foregoing summary of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 1.02.  Termination of a Material Definitive Agreement

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 1.02.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 8.01 Other Events

On March 31, 2017, the Company issued a press announcing the execution of the Credit Agreement, a copy of which is furnished as Exhibit 99.1 hereto.

Item 9.01.  Financial Statements and Exhibits

(d)   Exhibits

Exhibit No.	Description

10.1

Credit Agreement, dated as of March 31, 2017, among Carpenter Technology Corporation, as borrower, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the other lenders party thereto, JPMorgan Chase Bank, N.A., as Syndication Agent, PNC Bank, National Association, US Bank, National Association and Wells Fargo Bank, National Association, each, as Documentation Agent and Merrill Lynch, Pierce, Fenner & Smith Incorporated and JPMorgan Chase Bank, N.A., as Joint Lead Arrangers and Joint Bookrunners

99.1	Press Release, dated March 31, 2017

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARPENTER TECHNOLOGY CORPORATION

	By	/s/	Damon J. Audia
Damon J. Audia
Senior Vice President — Finance and Chief Financial Officer

Date: April 4, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1

Credit Agreement, dated as of March 31, 2017, among Carpenter Technology Corporation, as borrower, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the other lenders party thereto, JPMorgan Chase Bank, N.A., as Syndication Agent, PNC Bank, National Association, US Bank, National Association and Wells Fargo Bank, National Association, each, as Documentation Agent and Merrill Lynch, Pierce, Fenner & Smith Incorporated and JPMorgan Chase Bank, N.A., as Joint Lead Arrangers and Joint Bookrunners

99.1	Press Release, dated March 31, 2017